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                                                                      EXHIBIT 11

                      COMPUTATION OF PER SHARE EARNINGS

               COMPLETE BUSINESS SOLUTIONS, INC. AND SUBSIDIARIES
                PRO FORMA OR ACTUAL NET INCOME PER COMMON SHARE
                                  (UNAUDITED)


                                                                                Three Months Ended
                                                                                     June 30,
                                                                              ----------------------
                                                                                2000          1999
                                                                              --------      --------
Weighted average number of shares of Common Stock outstanding...........        36,423        37,505
Common Stock equivalents calculated using the weighted average stock
     price per share for the periods presented..........................            --           802
                                                                              --------      --------
Weighted average shares outstanding.....................................        36,423        38,307
                                                                              ========      ========
Actual net income (loss) available for common shareholders..............      $(26,225)     $  7,261
                                                                              ========      ========
Actual basic earnings per common share..................................      $   (.72)     $    .19
                                                                              ========      ========
Actual fully diluted earnings per common share..........................      $   (.72)     $    .19
                                                                              ========      ========

                                                                                 Six Months Ended
                                                                                     June 30,
                                                                              ----------------------
                                                                                2000          1999
                                                                              --------      --------
Weighted average number of shares of Common Stock outstanding...........        37,379        36,950
Common Stock equivalents calculated using the weighted average stock
     price per share for the periods presented..........................            --         1,171
                                                                              --------      --------
Weighted average shares outstanding.....................................        37,379        38,121
                                                                              ========      ========
Actual net income (loss) available for common shareholders..............      $(21,214)     $ 17,496
                                                                              ========      ========
Actual basic earnings per common share..................................      $   (.57)     $    .47
                                                                              ========      ========
Actual fully diluted earnings per common share..........................      $   (.57)     $    .46
                                                                              ========      ========